EXHIBIT 10.4





                         BANDAG, INCORPORATED
                    NONQUALIFIED STOCK OPTION PLAN

                          As Amended November 12, 1996


             1. PURPOSE. The purpose of the Bandag, Incorporated Nonqualified Stock Option Plan (the "Plan") is to promote the best interests of Bandag, Incorporated (the "Company") and its shareholders by encouraging key executive officers of the Company to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan will promote continuity of management and increase the incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success. It is intended that all of the options granted pursuant to the Plan will constitute nonqualified stock options.

             2. ADMINISTRATION. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall consist of not less than two directors, each of whom shall qualify as a "Non-Employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. If at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by the full Board. All determinations of the Committee shall be made by at least a majority of its members. Any decision or determina- tion reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by unanimous vote at a meeting duly called and held.

                  In accordance with the provisions of the Plan, the Committee shall select the key executive officers to whom and the time or times at which options shall be granted, the option periods, limitations on option exercise, the number of shares to be subject to each option, and such other provisions of the option as the Committee may deem necessary or desir-able. Subject to the express provisions of the Plan, the Com-mittee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of any option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The interpretation of any provision of the Plan by the Committee and any determination on the matters referred to in this Section 2 shall be final.

             3.   ELIGIBILITY.  Any key executive officer
   ("Executive") of the Company whose judgment, initiative and efforts contribute materially to the successful performance of the Company shall be eligible for selection by the Committee to receive options under the Plan. No option may be granted under the Plan to any person who is a member of the Committee.

             4. SHARES SUBJECT TO THE PLAN. The shares to be subject to options under the Plan shall be shares of the Company's Common Stock, $1.00 par value ("Stock")*, and may be either authorized and unissued or treasury shares. Subject to adjustment in accordance with Section 10, the total number of shares of Stock for which options may be granted and which may be purchased pursuant to options under the Plan shall not exceed an aggregate of 500,000 shares of Common Stock*. If an option granted under the Plan expires, is canceled or terminates unexercised as to any shares of Stock subject thereto, such shares shall again be available for the granting of additional options under the Plan.

   __________________
   *Due to issuance of the Class A Common Stock dividend in 1992, the shares to be subject to options under the Plan shall be Common Stock and Class A Common Stock and the total number of shares of such stock for which options may be granted and which may be purchased pursuant to options under the Plan shall not exceed an aggregate of 500,000 shares of Common Stock and 500,000 shares of Class A Common Stock.


             5. GRANT OF OPTIONS. Subject to the terms and conditions of the Plan, the Committee may, from time to time, grant to such Executives as the Committee may determine, options to purchase such number of shares of Stock and on such terms and conditions as the Committee may determine. More than one option may be granted to the same Executive. The date on which the Committee approves the granting of an option shall be considered as the date on which such option is granted.

             6. OPTION PRICE. The option price per share of Stock shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Stock on the date the option is granted. Unless otherwise determined by the Committee, the "fair market value" of a share of Stock on the date an option is granted shall be the closing price for a share of Stock on such date or, if such date is not a trading date, the next preceding trading date as quoted on the New York Stock Exchange Transaction Reporting System.

             7. OPTION PERIOD. The Committee shall determine the term of each option, but in no event shall such term exceed a period of 15 years from the date such option is granted.

             8.   EXERCISE OF OPTIONS.  An option may be
   exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by payment in full of the option price for the shares being purchased (a) in cash or its equivalent; (b) if permitted by the applicable option agreement, by delivering to the Company shares of Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of
   valuation set forth in Section 6); or   if permitted by the
   applicable option agreement, by any combination of (a) and (b).

             9. TRANSFERABILITY OF OPTIONS. No option shall be assignable or transferable by an Executive other than by will or the laws of descent and distribution and may be exercised during the life of the Executive only by the Executive or his legal guardian or representative.

             10. CAPITAL ADJUSTMENTS AFFECTING COMMON STOCK. In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the aggregate number and class of shares of Stock subject to the Plan and the aggregate number and class of shares subject to each outstanding option agreement and the option price for shares subject to each outstanding option shall be appropriately adjusted in a manner consistent with such capital adjustment; provided, however, that no such adjustment shall require the Company to sell any fractional shares and any adjustment shall be limited accordingly. The price of any shares under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option. The determination of the Committee as to any adjustment shall be final.

             11. CORPORATE MERGERS AND OTHER CONSOLIDATIONS. The Committee may also grant options having terms and provisions which vary from those specified in the Plan; provided that any options granted pursuant to this Section 11 are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other reorganization to which the Company is a party.

             12. OPTION AGREEMENTS. All options granted under the Plan shall be evidenced by written agreements (which need not be identical) in such form as the Committee shall determine.

             13.  TRANSFER RESTRICTIONS.  Shares of Stock
   purchased under the Plan and held by any person who is an officer or director of the Company, or who directly or indirectly controls the Company, may not be sold, offered for sale or otherwise disposed of except pursuant to an effective Registration Statement under the Securities Act of 1933, or except in a transaction which, in the opinion of legal counsel for the Company, is exempt from registration under such Act. The Committee may waive the foregoing restrictions in whole or in part in any particular case or cases, or may terminate such restrictions, whenever the Committee determines that such restrictions afford no substantial benefit to the Company.

             14. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board shall have the right to amend, suspend or terminate the Plan at any time; provided, however, that, unless approved by the shareholders of the Company, no amendment shall be made to the Plan which (a) materially modifies the eligibility requirements as provided in Section 3; (b) increases the total number of shares of Stock (except pursuant to a capital adjustment as provided in Section 10) which may be purchased under the Plan by Executives as provided in Section 4; or materially increases the benefits accruing to Executives under the Plan.

             15. EFFECTIVE DATE AND TERM OF PLAN. The effective date of the Plan is the date of its adoption by the Board, November 13, 1987, subject to the approval of the Plan within 12 months of such effective date at a meeting of shareholders, and all options granted prior to such approval shall be subject to such approval and shall not be exercisable until after such approval. The Plan shall terminate on November 13, 1997, or on such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Executives under options previously granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse, be canceled or terminate by their own terms and conditions.

             16. RIGHTS AS A SHAREHOLDER. An Executive shall have no rights as a shareholder with respect to any shares subject to any option until the date the option shall have been exercised, the shares shall have been fully paid and a stock certificate shall have been issued.

             17. TAX WITHHOLDING. The Company may deduct and withhold from any cash otherwise payable to the Executive such amount as may be required for the purpose of satisfying the Company 5 obligation to withhold federal, state or local taxes as the result of the exercise of an option. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Executive pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

                  With the consent of the Committee as set forth in the option agreement, an Executive may be permitted to satisfy the Company's withholding requirements by electing to have the Company withhold shares of Stock otherwise issuable or to deliver to the Company shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee may determine.